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                                                                     EXHIBIT 5.1




                                 July 18, 1995




Envirodyne Industries, Inc.
701 Harger Road, Suite 190
Oak Brook, Illinois  60521

  Re:  12% Series B Senior Secured Notes Due 2000,
       Floating Rate Series D Senior Secured Notes Due 2000 and Related Guarantees

Ladies and Gentlemen:

   I refer to the Registration Statement on Form S-4 (the "Registration Statement") being filed by Envirodyne Industries, Inc., a Delaware corporation (the "Company"), and by each of Clear Shield National, Inc., a California corporation, Sandusky Plastics, Inc., a Delaware corporation, Sandusky Plastics of Delaware, Inc., a Delaware corporation, Viskase Corporation, a Pennsylvania corporation, Viskase Holding Corporation, a Delaware corporation, and Viskase Sales Corporation, a Delaware corporation (collectively, the "Subsidiary Guarantors"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of
(i) $160,000,000 aggregate principal amount of the Company's 12% First Priority Senior Secured Notes due 2000, Series B (the "New Series B Notes"), and its Floating Rate First Priority Senior Secured Notes due 2000, Series D (the "New Series D Notes" and collectively, with the New Series B Notes, the "Debt Securities"), consisting of $151,500,000 of New Series B Notes and $8,500,000 of New Series D Notes, and (ii) the guarantees (the "Guarantees") made by each of the Subsidiary Guarantors in favor of the holders of the Debt Securities. The Debt Securities are to be issued under the Indenture dated as of June 20, 1995 (the "Indenture") between the Company and Shawmut Bank Connecticut, National Association, as trustee (the "Trustee"). The Company intends to offer, upon the terms and subject to the conditions set forth in the Registration Statement, to exchange (1) $1,000 principal amount of New Series B Notes for each $1,000 principal of its outstanding 12% First Priority Senior Secured Notes due 2000, Series A (the "Old Series A Notes"), and (ii) $1,000 principal
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Envirodyne Industries, Inc.
July 18, 1995
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amount of New Series D Notes for each $1,000 principal amount of its outstanding Floating Rate First Priority Senior Secured Notes due 2000, Series C (the "Old Series C Notes" and collectively with the Old Series A Notes, the "Old Notes"), of which $160,000,000 aggregate principal amount of Old Notes is outstanding (the "Exchange Offer").

   I am familiar with the proceedings to date with respect to the proposed issuance and delivery of the Debt Securities and the Guarantees and have examined such records, documents and questions of law, and satisfied myself as to such matters of fact, as I have considered relevant and necessary as a basis for my opinion.

   Based on the foregoing, I am of the opinion that:

   1. The Company is duly incorporated and validly existing under the laws of the State of Delaware. Each Subsidiary Guarantor is duly incorporated and validly existing under the respective laws of its state of incorporation.

   2. All necessary action has been taken by the Company's Board of Directors to authorize the issuance of the Debt Securities and no action by the stockholders of the Company is required. All necessary action has been taken by the Board of Directors of each Subsidiary Guarantor to authorize the issuance of its Guarantee and no action by the stockholders of any Subsidiary Guarantor is required.

   3. The Debt Securities issued upon acceptance of the Exchange Offer will be legally issued and binding obligations of the Company and the Guarantees will be legally issued and binding obligations of each Subsidiary Guarantory (except in each case to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act and the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, and (ii) such Debt Securities shall have been duly executed and authenticated as provided in the Indenture and shall have been duly delivered to the holders of the Old Notes in accordance with the terms and conditions of the Exchange Offer.
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Envirodyne Industries, Inc.
July 18, 1995
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   I do not find it necessary for the purposes of this opinion to cover, and accordingly I express no opinion as to, the application of the securities or blue sky laws of the various states to the offer and exchange of the Debt Securities or the execution and delivery of the Guarantees.

   I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to the opinion included in or made a part of the Registration.


                                            Very truly yours,


                                            Stephen M. Schuster
                                            Vice President, Secretary
                                            and General Counsel